Exhibit 99

TO WHOM IT MAY CONCERN

May 16, 2008

I, James William Laird, do hereby resign from the Board of Flex Fuels Energy Inc., effective today.  My reasons are entirely personal and I remain committed to the shareholders best interests, but cannot continue to represent them with effectiveness.  Therefore, I must decline further participation in any Board activities and hereby resign as of May 16th, 2008.

By:	/s/ James W. Laird